Exhibit 4.4

                             WARRANT AGENT AGREEMENT


     This Warrant Agent Agreement, dated as of ___________, 2001 (this "Agreement"), is by and between Crest View Inc., a Nevada corporation (the "Company"), and Pacific Stock Transfer Company, a Nevada corporation, as warrant agent (in such capacity, the "Warrant Agent").

          WHEREAS, the Company proposes to issue and sell to the public up to 2,100,000 units (each, a "Unit"), each Unit consisting of one share of the common stock, par value $.001 per share (the "Common Stock"), of the Company and one-third (1/3) of a Class A Redeemable Common Stock Purchase Warrant (each, a "Class A Warrant");

          WHEREAS, each whole Class A Warrant will entitle its registered holder to purchase from the Company one share of Common Stock and one Class B Redeemable Common Stock Purchase Warrant (each, a "Class B Warrant"), upon the terms and conditions as provided in this Agreement;

          WHEREAS, each whole Class B Warrant will entitle the holder to purchase from the Company one share of Common Stock, upon the terms and conditions as provided in this Agreement; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Class A Warrants and Class B Warrants, and the Warrant Agent is willing to so act, both upon the terms and conditions as provided in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the premises and the mutual agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

Section 2.  Form of Warrant Certificates; Exercise Price.

     (a) (i) The text of the form of certificate (the "Class A Warrant Certificate") to evidence each and every Class A Warrant and election form to be printed on the reverse side of each and every Class A Warrant Certificate substantially in the forms as attached as Exhibit A-1 to this Agreement.

          (ii) Each Class A Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Each Class A Warrant Certificate shall be dated as of the issuance of the Class A Warrant(s) evidenced by such Class A Warrant Certificate by the Warrant Agent either upon initial issuance or upon transfer or exchange.

          (iii) Each whole Class A Warrant shall entitle the registered holder thereof to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.00 (the "Class A Warrant Exercise Price") at any time (the "Class A Warrant Exercise Period") commencing on the date (the "Warrant Exercise Commencement Date") on which the United States Securities and Exchange Commission (the "SEC") shall have declared effective the registration statement (Registration Number: 333-45780) (the "Registration Statement") pursuant to which the Units are being offered for sale to the public by the Company and terminating at 5:00 p.m., Henderson, Nevada time (the "Class A Warrant Exercise Termination Time"), on the date which is the fourth anniversary of the Warrant Exercise Commencement Date, subject to the provisions of Section 13 of this Agreement. In the event the Class A Warrant Exercise Termination Time falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Class A Warrants shall expire at 5:00 p.m., Henderson, Nevada time, on the next succeeding day on which the New York Stock Exchange is open. Notwithstanding anything contained to the contrary in the Agreement, the Company may, at any time up to the then applicable Class A Warrant Exercise Termination Time, upon notice (a "Class A Warrant Extension Notice") to the Warrant Agent, extend the Class A Warrant Exercise Termination Time to a later date and time. The Warrant Agent shall forward a copy of each Class A Warrant Extension Notice to each registered holder of a Class A Warrant upon the Warrant Agent's receipt of such Class A Warrant Extension Notice.

          (iv) The Class A Warrant Exercise Price and the number of shares of Common Stock, but not the number of Class B Warrants, issuable upon exercise of the Class A Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

     (b) (i) The text of the form of certificate (the "Class B Warrant Certificate") to evidence each and every Class B Warrant and election form to be printed on the reverse side of each and every Class B Warrant Certificate shall be substantially in the forms as attached as Exhibit A-2 to this Agreement.

          (ii) Each Class B Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Each Class B Warrant Certificate shall be dated as of the issuance of the Class B Warrant(s)


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

     evidenced by such Class B Warrant Certificate by the Warrant Agent either upon initial issuance or upon transfer or exchange.

          (iii) Each whole Class B Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at an exercise price of $9.00 (the "Class B Warrant Exercise Price") at any time (the "Class B Warrant Exercise Period") commencing on the Warrant Exercise Commencement Date and terminating at 5:00 p.m., Henderson, Nevada time (the "Class B Warrant Exercise Termination Time"), on the date which is the fifth anniversary of the Warrant Exercise Commencement Date, subject to the provisions of
     Section 13 of this Agreement. In the event the Class B Warrant Exercise Termination Time falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Class B Warrants shall expire at 5:00 p.m., Henderson, Nevada time, on the next succeeding day on which the New York Stock Exchange is open. Notwithstanding anything contained to the contrary in the Agreement, the Company may, at any time up to the then applicable Class B Warrant Exercise Termination Time, upon notice (a "Class B Warrant Extension Notice") to the Warrant Agent, extend the Class B Warrant Exercise Termination Time to a later date and time. The Warrant Agent shall forward a copy of each Class B Warrant Extension Notice to each registered holder of a Class B Warrant upon the Warrant Agent's receipt of such Class B Warrant Extension Notice.

          (iv) The Class B Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of the Class B Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

Section 3.  Countersignature and Registration.

     (a)  The  Warrant  Agent  shall   maintain   books  for  the  transfer  and
registration of the Class A Warrants and Class B Warrants.

     (b) From time to time during the offering period for the Units made pursuant to the Registration Statement, and within two business days following the completion of such offering period, the Company shall advise the Warrant Agent in writing of the number of Units sold, the names, addresses and federal taxpayer identification numbers, to the extent known, of the purchasers of such Units and the number of Class A Warrants included in such Units sold to, and being issued to, each such purchaser. Upon the initial issuance of the Class A Warrants, the Warrant Agent shall issue and register the Class A Warrants in the names of the respective holders of the Class A Warrants. Each Class A Warrant Certificate shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Class A Warrant Certificates may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that one or more of the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.


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

     (c) Upon the initial issuance of a Class B Warrant, the Warrant Agent shall issue and register such Class B Warrant in the name of the holder of such Class B Warrant. Each Class B Warrant Certificate shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Class A Warrant Certificates may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that one or more of the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

Section 4.  Transfers and Exchanges.

     (a) The Warrant Agent shall transfer, from time to time, any and all outstanding Class A Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Class A Warrant Certificate evidencing such Class A Warrants for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, new Class A Warrant Certificate(s) shall be issued to the transferee and the surrendered Class A Warrant Certificate(s) shall be canceled by the Warrant Agent. Class A Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon the request of the Company. A Class A Warrant Certificate may be exchanged at the option of the holder of such Class A Warrant Certificate, when surrendered at the office of the Warrant Agent, for another Class A Warrant Certificate, or other Class A Warrant Certificates of different denominations of like tenor and evidencing in the aggregate a like number of Class A Warrants.

     (b) The Warrant Agent shall transfer, from time to time, any and all outstanding Class B Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Class B Warrant Certificate evidencing such Class B Warrants for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, new Class B Warrant Certificate(s) shall be issued to the transferee and the surrendered Class B Warrant Certificate(s) shall be canceled by the Warrant Agent. Class B Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon the request of the Company. A Class B Warrant Certificate may be exchanged at the option of the holder of such Class B Warrant Certificate, when surrendered at the office of the Warrant Agent, for another Class B Warrant Certificate, or other Class B Warrant Certificates of different denominations of like tenor and evidencing in the aggregate a like number of Class B Warrants.

Section 5.  Exercise of Warrants.

     (a) Subject to the provisions of this Agreement, each registered holder of a Class A Warrant shall have the right, which may be exercised at any time during the Class A Warrant Exercise Period, to purchase from the Company (and the Company shall issue and sell to such registered holder of such Class A Warrant) one fully paid and non-assessable share of Common Stock and one fully paid and non-assessable Class B Warrant for every Class A Warrant owned by


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

such holder upon the surrender to the Company at the office of the Warrant Agent of the Class A Warrant Certificate evidencing such Class A Warrant, with the form of election to purchase on the reverse side of such Class A Warrant Certificate duly completed, dated and signed, and upon payment to the Company of the applicable Class A Warrant Exercise Price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of Class A Warrants so exercised. Payment of such Class A Warrant Exercise Price shall be made in cash or by certified check or bank draft payable to the order of the Company, which cash, certified check or bank draft shall immediately be delivered to the Company. Notwithstanding the provisions of the immediately preceding sentence, payment of the Class A Warrant Exercise Price upon the exercise of a Class A Warrant may be made in the form of services rendered having a value equal to the amount of such Class A Warrant Exercise Price, the delivery of a duly executed and enforceable promissory note in the principal amount of such Class A Warrant Exercise Price or other form of consideration, in each instance as approved, in advance of such exercise, by the Board of Directors of the Company and certified as so approved by the Secretary of the Company in writing to the Warrant Agent. Subject to the provisions of Section 6 of this Agreement, upon surrender of such duly completed, dated and signed Class A Warrant Certificate(s) and payment of the applicable Class A Warrant Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the registered holder of such Class A Warrant(s) and in such name(s) as such registered holder may designate, one or more stock certificates evidencing the number of full shares of Common Stock and one or more Class B Warrant Certificates evidencing the number of full Class B Warrants so purchased upon the exercise of such Class A Warrants. Such stock certificate(s) and Class B Warrant Certificate(s) shall be deemed to have been issued, and any person so designated to be named on such stock certificate(s) and Class B Warrant Certificate(s) shall be deemed to have become a registered holder of such shares of Common Stock and Class B Warrants, as of the date of the surrender of such duly completed, dated and signed Class A Warrant(s) and payment of the applicable Class A Warrant Exercised Price as provided in this paragraph 5(a). The right to exercise the Class A Warrants evidenced by each Class A Warrant Certificate shall be exercisable, at the election of the registered holder of such Class A Warrant Certificate, either as an entirety or from time to time for a portion of the Class A Warrants specified on the exercise form and, in the event that less than all of the Class A Warrants evidenced by a Class A Warrant Certificate are exercised at any time prior to the Class A Warrant Exercise Termination Time, one or more new Class A Warrant Certificate(s) will be issued to the registered holder to evidence the remaining number of Class A Warrants specified in such Class A Warrant Certificate so surrendered. The Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Class A Warrant Certificate(s) pursuant to the provisions of this paragraph 5(a) and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Class A Warrant Certificates duly executed on behalf of the Company for such purpose. Anything in the foregoing to the contrary notwithstanding, no Class A Warrant will be exercisable unless, at the time of exercise, there is effective with the SEC a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the shares of Common Stock and Class B Warrants issuable upon exercise of such Class A Warrant and such shares and Class B Warrants have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Class A Warrant. The Company shall use its best efforts to have all shares of Common Stock and Class B Warrants so registered or qualified through no earlier than the Class A Warrant Exercise Termination Time.


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

     (b) Subject to the provisions of this Agreement, each registered holder of a Class B Warrant shall have the right, which may be exercised at any time during the Class B Warrant Exercise Period, to purchase from the Company (and the Company shall issue and sell to such registered holder of such Class B Warrant) one fully paid and non-assessable share of Common Stock for every Class B Warrant owned by such holder upon the surrender to the Company at the office of the Warrant Agent of the Class B Warrant Certificate evidencing such Class B Warrant, with the form of election to purchase on the reverse side of such Class B Warrant Certificate duly completed, dated and signed, and upon payment to the Company of the applicable Class B Warrant Exercise Price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of Class B Warrants so exercised. Payment of such Class B Warrant Exercise Price shall be made in cash or by certified check or bank draft payable to the order of the Company, which cash, certified check or bank draft shall immediately be delivered to the Company. Notwithstanding the provisions of the immediately preceding sentence, payment of the Class B Warrant Exercise Price upon the exercise of a Class B Warrant may be made in the form of services rendered having a value equal to the amount of such Class B Warrant Exercise Price, the delivery of a duly executed and enforceable promissory note in the principal amount of such Class B Warrant Exercise Price or other form of consideration, in each instance as approved, in advance of such exercise, by the Board of Directors of the Company and certified as so approved by the Secretary of the Company in writing to the Warrant Agent. Subject to the provisions of
Section 6 of this Agreement, upon surrender of such duly completed, dated and signed Class B Warrant Certificate(s) and payment of the applicable Class B Warrant Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the registered holder of such Class B Warrant(s) and in such name(s) as such registered holder may designate, one or more stock certificates evidencing the number of full shares of Common Stock so purchased upon the exercise of such Class B Warrants. Such stock certificate(s) shall be deemed to have been issued, and any person so designated to be named on such stock certificate(s) shall be deemed to have become a registered holder of such shares of Common Stock, as of the date of the surrender of such duly completed, dated and signed Class B Warrant(s) and payment of the Class B Warrant Exercised Price as provided in this paragraph 5(b). The right to exercise the Class B Warrants evidenced by each Class B Warrant Certificate shall be exercisable, at the election of the registered holder of such Class B Warrant Certificate, either as an entirety or from time to time for a portion of the Class B Warrants specified on the exercise form and, in the event that less than all of the Class B Warrants evidenced by a Class B Warrant Certificate are exercised at any time prior to the Class B Warrant Exercise Termination Time, one or more new Class B Warrant Certificate(s) will be issued to the registered holder to evidence the remaining number of Class B Warrants specified in such Class B Warrant Certificate so surrendered. The Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Class B Warrant Certificate(s) pursuant to the provisions of this paragraph 5(b) and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Class B Warrant Certificates duly executed on behalf of the Company for such purpose. Anything in the foregoing to the contrary notwithstanding, no Class B Warrant will be exercisable unless, at the time of exercise, there is effective with the SEC a registration statement under the Act covering the shares of Common Stock issuable upon exercise of such Class B Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Class B


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

Warrant. The Company shall use its best efforts to have all shares of Common Stock so registered or qualified through no earlier than the Class B Warrant Exercise Termination Time.

     (c) The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Class A Warrant Certificate or Class B Warrant Certificate has been duly completed, dated and signed to effect a valid exercise of the Class A Warrants evidenced by such Class A Warrant Certificate or to effect a valid exercise of the Class B Warrants evidenced by such Class B Warrant Certificate, as the case may be. The Warrant Agent will provide the Company with such information, in connection with the exercise of each Class A Warrant and Class B Warrant, as the Company may reasonably request.

     (d) The Company may at any time, during business hours, examine the records of the Warrant Agent with respect to the Class A Warrants and Class B Warrants, including the Warrant Agent's ledger of original Class A Warrant Certificates and/or Class B Warrant Certificates returned to the Warrant Agent upon exercise of Class A Warrants or Class B Warrants, as the case may be.

     (e) The Warrant Agreement shall have the right to impose additional rules regarding the valid exercise or transfer of Class A Warrants or Class B Warrants, including requirements as to signature guarantees on warrant certificates evidencing the Class A Warrants or Class B Warrants being so exercised, assigned or transferred.

Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock and Class B Warrants issuable upon exercise of Class A Warrants and the initial issuance of shares of Common Stock issuable upon exercise of Class B Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in (i) the issue or delivery of any shares of Common Stock or Class B Warrants in a name other than that of the registered holder of Class A Warrants in respect of which such shares and Class B Warrants are issued or (ii) the issue or delivery of any shares of Common Stock in a name other than that of the registered holder of Class B Warrants in respect of which such shares are issued; and in either such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate evidencing shares of Common Stock, any Class A Warrants or any Class B Warrants until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

Section 7. Mutilated or Missing Warrants. In case any Class A Warrant Certificate or Class B Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated warrant certificate or, in lieu of and in substitution for the lost, stolen or destroyed warrant certificate, a new Class A Warrant Certificate or Class B Warrant Certificate, as the case may be, of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and Warrant Agent of such loss, theft or destruction


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

and, in case of a lost, stolen or destroyed warrant certificate, an indemnity, if requested, also satisfactory to the Company and Warrant Agent. Applicants for such substitute warrant certificates shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or Warrant Agent may prescribe.

Section 8. Reservation and Issuance of Common Stock; Cancellation of Warrant Certificates. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by both the Class A Warrants and Class B Warrants, including those Class B Warrants that have yet to be issued due to the fact that the Class A Warrants have yet to be exercised, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of any of the Class A Warrants and Class B Warrants are irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Class A Warrants and Class B Warrants shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange or quoted on the Nasdaq Stock Market upon which the other shares of Common Stock are then listed or quoted. So long as any unexpired Class A Warrants or Class B Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit the to deliver to each holder exercising a Class A Warrant or Class B Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying with the Act, and will deliver such a prospectus to each such person. To the extent that during any period where it is not reasonably likely that the Class A Warrants or Class B Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment (or other appropriate registration statements or post-effective amendment or supplements) during such period. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of the Class A Warrants and Class B Warrants. The Warrant
Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor the exercise of outstanding Class A Warrants and/or Class B Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Class A
Warrant Certificates and Class B Warrant Certificates surrendered in the exercise of Class A Warrants and Class B Warrants shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled warrant certificates shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of the Class A Warrants and/or Class B Warrants evidenced by such canceled warrant certificates. Promptly after the Class A Warrant Exercise Expiration Time, the Warrant Agent shall certify to the Company the total aggregate amount of Class A Warrants then outstanding and, thereafter, no shares of Common Stock shall be subject to reservation in respect of such Class A Warrants nor may such Class A Warrants be exercised, except as provided in Section 13 of this Agreement. Promptly after the Class B Warrant Exercise Expiration Time, the Warrant Agent shall certify to the Company the total aggregate amount of Class B Warrants then outstanding and, thereafter, no shares of Common Stock shall be subject to reservation in respect of such Class B Warrants nor may such Class B Warrants be exercised, except as provided in Section 13 of this Agreement.

Section 9.  Warrant Exercise Prices; Adjustments.

     (a) Adjustments to Class A Warrants. The Class A Warrant Exercise Price initially shall be $6.00 per Class A Warrant. The Class A Warrant Exercise Price, the number and kind of securities, but not the number of Class B Warrants, purchasable upon the exercise of each Class A Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this paragraph 9(a).

          (i) Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time on or after the Warrant Exercise Commencement Date and on or before the Class A Warrant Expiration Time:

               (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or such other stock to holders of all outstanding shares of Common Stock;

               (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares;

               (C) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

               (D) issue by reclassification of shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation);

     then the number and kind of shares of Common Stock, but not the number and kind of Class B Warrants, purchasable upon exercise of each Class A Warrant outstanding immediately prior thereto shall be adjusted so that each Class A Warrant shall entitle the holder thereof to receive the kind and number of shares of Common Stock or other securities of the Company which the Class A Warrant would have entitled the holder to receive after the happening of any of the events described above had such Class A Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of shares of Common Stock purchasable upon the exercise of each then outstanding Class A Warrant pursuant to this subparagraph 9(a)(i), the Class A Warrant Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Class A Warrant immediately after such adjustment into the total amount payable upon exercise of such Class A Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this subparagraph 9(a)(i) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) Extraordinary Dividends. In case the Company shall, at any time on or after the Warrant Exercise Commencement Date and on or before the Class A Warrant Expiration Time, fix a record date for the issuance of rights, options, or warrants to all holders of outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the current Market Price per share of Common Stock (as defined in paragraph 9(c) of this Agreement) on such record date, then each Class A Warrant shall be adjusted by multiplying the Class A Warrant Exercise Price in effect immediately prior to such record date by a fraction, of which (A) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Market Price and (B) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; provided, however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Class A Warrant Exercise Price shall be readjusted (but only with respect to Class A Warrants exercised after such expiration) to the Class A Warrant Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement delivered to the Warrant Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

          (iii) Extraordinary Distributions. In case the Company shall, at any time on or after the Warrant Commencement Date and on or before the Class A Warrant Expiration Time, distribute to all holders of outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of the Company's indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with Nevada law and dividends or distributions payable in shares of stock described in subparagraphs 9(a)(i) or 9(b)(i) of this Agreement) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock), then the Class A Warrant Exercise Price shall be adjusted by multiplying the Class A Warrant Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (A) the numerator shall be the current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement delivered to the Warrant Agent) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and (B) the denominator shall be such current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

          (iv) Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in subparagraphs 9(a)(i) or 9(b)(i) of this Agreement), or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in subparagraphs 9(a)(i) or 9(b)(i) of this Agreement or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity occurring on or after the Warrant Exercise Commencement Date and on or before the Class A Warrant Exercise Expiration Time, each Class A Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Agreement, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of such Class A Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, along with a Class B Warrant as otherwise provided herein; and, in any such case, if necessary, the provisions set forth in this paragraph 9(a) with respect to the rights and interests thereafter of the holders of Class A Warrants shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Class A Warrants. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holders of Class A Warrants such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this subparagraph 9(a)(iv).

     (b) Adjustments to Class B Warrants. The Class B Warrant Exercise Price initially shall be $9.00 per Class B Warrant. The Class B Warrant Exercise Price, the number and kind of securities, purchasable upon the exercise of each Class B Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this paragraph 9(b).

          (i) Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time on or after the Warrant Exercise Commencement Date and on or before the Class B Warrant Expiration Time:

               (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or such other stock to holders of all outstanding shares of Common Stock;

               (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares;

               (C) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

               (D) issue by reclassification of shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation);

     then the number and kind of shares of Common Stock purchasable upon exercise of each Class B Warrant outstanding immediately prior thereto shall be adjusted so that each Class B Warrant shall entitle its holder to receive the kind and number of shares of Common Stock or other securities of the Company which the Class B Warrant would have entitled the holder thereof to receive after the happening of any of the events described above had such Class B Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of shares of Common Stock purchasable upon the exercise of each then outstanding Class B Warrant pursuant to this subparagraph 9(b)(i), the Class B Warrant Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Class B Warrant immediately after such adjustment into the total amount payable upon exercise of such Class B Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this subparagraph 9(b)(i) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) Extraordinary Dividends. In case the Company shall, at any time on or after the Warrant Exercise Commencement Date and on or before the
     Class B Warrant Expiration Time, fix a record date for the issuance of rights, options, or warrants to all holders of outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the current Market Price per share of Common Stock on such record date, then each Class B Warrant shall be adjusted by multiplying the Class B Warrant Exercise Price in effect immediately prior to such record date by a fraction, of which (A) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Market Price and (B) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; provided however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Class B Warrant Exercise Price shall be readjusted (but only with respect to Class B Warrants exercised after such expiration) to the Class B Warrant Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement delivered to the Warrant Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

          (iii) Extraordinary Distributions. In case the Company shall, at any time on or after the Warrant Commencement Date and on or before the Class B Warrant Expiration Time, distribute to all holders of outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of the Company's indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with Nevada law and dividends or distributions payable in shares of stock described in subparagraphs 9(a)(i) or 9(b)(i) of this Agreement) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock), then the Class B Warrant Exercise Price shall be adjusted by multiplying the Class B Warrant Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (A) the numerator shall be the current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement delivered to the Warrant Agent) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and (B) the denominator shall be such current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

          (iv) Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in subparagraphs 9(a)(i) or 9(b)(i) of this Agreement), or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in subparagraphs 9(a)(i) or 9(b)(i) or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity occurring on or after the Warrant Exercise Commencement Date and on or before the Class B Warrant Exercise Expiration Time, each Class B Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Agreement, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of such Class B Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and, in any such case, if necessary, the provisions set forth in this paragraph 9(b) with respect to the rights and interests thereafter of the holders of Class B Warrants shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Class B Warrants. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holders of Class B Warrants such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this subparagraph 9(b)(iv).

     (c) Current Market Price Defined. For the purpose of any computation under paragraphs 9(a) and/or 9(b) and Section 10 of this Agreement, the current Market Price per share of Common Stock at any date shall be deemed to be the average daily Closing Price of the shares of Common Stock for twenty consecutive trading days ending within fifteen days before the date in question. The term "Closing Price" of the shares of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price for the Common Stock on The Nasdaq Stock Market ("Nasdaq") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "Bulletin Board"), or (C) if the shares of Common Stock are not quoted on Nasdaq nor on the Bulletin Board, the average of the closing bid and asked prices of the common stock in the over-the-counter market, as reported by The Pink Sheets, LLC, or an equivalent generally accepted reporting service, or (iii) if on any such day or days the shares of Common Stock are not listed on a national securities exchange nor quoted on Nasdaq, on the Bulletin Board or by The Pink Sheets, LLC, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of the Company, shall be used.

     (d) Minimum Adjustment. Except as hereinafter provided, no adjustment of the Class A Warrant Exercise Price nor the Class B Warrant Exercise Price shall be made if such adjustment results in a change of the Class A Warrant Exercise Price or Class B Warrant Exercise Price then in effect of less than five cents ($.05) per Class A Warrant or Class B Warrant, as the case may be. Any adjustment of less than five cents ($.05) per share of any Class A Warrant Exercise Price or the Class B Warrant Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to five cents ($.05) or more per Class A Warrant or Class B Warrant, as the case may be. However, upon exercise of a Class A Warrant or Class B Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Class A Warrant Exercise Price and Class B Warrant Exercise Price up to and including the effective date upon which such Class A Warrant or Class B Warrant, as the case may be, is exercised.

     (e) Notice of Adjustments. Whenever the Class A Warrant Exercise Price or Class B Warrant Exercise Price shall be adjusted pursuant to this Section 9, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), to the

Warrant Agent who shall forward copies of such certificate to each registered holder of Class A Warrants and Class B Warrants.

     (f)  Adjustments  to Other  Securities.  Except with respect to the Class B
Warrants issued upon exercise of Class A Warrants, in the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holder of a Class A Warrant or Class B Warrant shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Class A Warrant and Class B Warrant and the Class A Warrant Exercise Price and Class B Warrant Exercise Price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions contained in Paragraphs 9(a) and 9(b) of this Agreement.

     (g) Deferral of Issuance of Additional Shares in Certain Circumstances. In any case in which this Section 9 shall require that an adjustment in the Class A Warrant Exercise Price or Class B Warrant Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of a Class A Warrant or Class B Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Class A Warrant Exercise Price or Class B Warrant Exercise Price, as the case may be, in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Company evidencing such holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

     (h) Company Right to Reduce the Class A Warrant Exercise Price and/or Class B Warrant Exercise Price. Notwithstanding anything contained in this Agreement to the contrary, the Company has the right, exercisable in the Company's sole discretion, at any time prior to the Class A Warrant Expiration Time with respect to the Class A Warrants and at any time prior to the Class B Warrant Expiration Time with respect to the Class B Warrants, and from time to time, on not less than 30 days' prior written notice (each, a "Reduced Warrant Exercise Price Notice") to the registered holders of all outstanding Class A Warrants and/or Class B Warrants, to reduce the Class A Warrant Exercise Price and/or Class B Warrant Exercise Price as then in effect; provided that the period in which such reduced Class A Warrant Exercise Price and/or Class B Warrant Exercise Price shall be in effect shall be for no less than fifteen nor more than 90 days and such period shall be clearly identified in the Reduced Warrant Exercise Price Notice.

     (i) Warrant Agent's Obligations and Liabilities with Respect to an Exercise Price Adjustment. The Warrant Agent shall have no duty with respect to any statement or certificate of the Company filed with the Warrant Agent pursuant to this Section 9, except to keep such statement on file, forward copies to the registered holders of Class A Warrants and Class B Warrants as required by this
Section 9 and to make such statement or certificate available for inspection by the registered holders of Class A Warrants or Class B Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest statement(s) or certificate(s) furnished to the Warrant Agent pursuant to this
Section 9. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Class A Warrant or Class B Warrant to determine whether any facts exist which may require any adjustment of the Class A Warrant Exercise Price or Class B Warrant Exercise Price, or with respect to the nature or extent of any adjustment of the Class A Warrant Exercise Price or Class B Warrant Exercise Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a statement or certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of this Agreement and the Class A Warrant Certificates and Class B Warrant Certificates with respect to the Common Stock deliverable upon the exercise of the Class A Warrants and Class B Warrants and the applicable Class A Warrant Exercise Price and Class B Warrant Exercise Price.

     (j) Use of Warrant Certificates Following an Adjustment in an Exercise Price. Irrespective of any adjustments in the Class A Warrant Exercise Price or Class B Warrant Exercise Price, or the number or kind of securities issuable upon exercise of the Class A Warrants or Class B Warrants, warrants certificates previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar warrant certificates initially issuable pursuant to this Agreement.

     (k) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

Section 10. Fractional Interest. Class A Warrants and/or Class B Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock upon the exercise of Class A Warrants or Class B Warrants. However, if a registered holder exercises all Class A Warrants or Class B Warrants then owned of record by such registered holder and such exercise would result in the issuance of a fractional share, the Company will pay to such record holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the current Market Price of the Common Stock as of such date of final exercise.

Section 11. Information to Warrantholders. The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to the Company's stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each record holder of Class A Warrants and Class B Warrants at such holder's address appearing in the warrant registers as of the record date for the determination of the stockholders entitled to such documents.

Section 12. Disposition of Proceeds on Exercise of Warrants; Copy of Agreement Available for Inspection.

     (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent through the exercise of Class A Warrants and Class B Warrants.

     (b) The Warrant Agent shall keep a copy of this Agreement available for inspection by registered holders of Class A Warrants and Class B Warrants during normal business hours.

Section 13.  Redemption of Warrants.

     (a) Notwithstanding anything to the contrary contained in this Agreement, the Class A Warrants are redeemable by the Company, in whole but not in part, on not less than 30 days' prior written notice (the "Class A Redemption Notice"), at a redemption price (the "Redemption Price") of $.001 per Warrant, at any time on or after the Warrant Exercise Commencement Date. Each holder of a Class A Warrant will have full rights to exercise all of such holder's Class A Warrants subject to the Class B Redemption Notice until 5:00 p.m., Henderson, Nevada time (the "Class A Accelerated Expiration Time"), on the business day immediately preceding the date (the "Class A Redemption Date") fixed for redemption in the Class A Redemption Notice. Notwithstanding anything to the contrary contained in this Agreement, (i) the Company shall have the option, without further compensation to the holders of Class A Warrants other than the payment of the Redemption Price per Class A Warrant, to cause any or all of those Class A Warrants (each, a "Non-Exercised Class A Warrant") which were not properly exercised on or before the Class A Accelerated Expiration Time to be assigned to one or more third parties (each, a "Standby Purchaser"), effective immediately following the Class A Accelerated Expiration Time, for the consideration equal to $.001 per Non-Exercised Class A Warrant payable to the Company, and (ii) each Standby Purchaser shall have the right to exercise the Non-Exercised Class A Warrants so assigned to such Standby Purchaser through the fourteenth day following the Class A Redemption Date.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Class B Warrants are redeemable by the Company, in whole but not in part, on not less than 30 days' prior written notice (the "Class B Redemption Notice"), at the Redemption Price, at any time on or after the Warrant Exercise Commencement Date. Each holder of a Class B Warrant will have full rights to exercise all of such holder's Class B Warrants subject to the Class B Redemption Notice until 5:00 p.m., Henderson, Nevada time (the "Class B Accelerated Expiration Time"), on the business day immediately preceding the date (the "Class B Redemption Date") fixed for redemption in the Class B Redemption Notice. Notwithstanding anything to the contrary contained in this Agreement,
(i) the Company shall have the option, without further compensation to the holders of Class B Warrants other than the payment of the Redemption Price per Class B Warrant, to cause any or all of those Class B Warrants (each, a "Non-Exercised Class B Warrant") which were not properly exercised on or before the Class B Accelerated Expiration Time to be assigned to one or more Standby Purchasers, effective immediately following the Class B Accelerated Expiration Time, for the consideration equal to $.001 per Non-Exercised Class B Warrant payable to the Company, and (ii) each Standby Purchaser shall have the right to exercise the Non-Exercised Class B Warrants so assigned to such Standby Purchaser through the fourteenth day following the Class B Redemption Date.

Section 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent, by any merger or consolidation or otherwise, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided that such corporation would be eligible to serve as a successor Warrant Agent under the provisions of Sections 15 and 16 of this Agreement. In case, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Class A Warrant Certificates or Class B Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such warrant certificates as so countersigned. In case, at any time the name of the Warrant Agent shall be changed and at such time any of the Class A Warrant Certificates or Class B Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such warrant certificates as so countersigned. In all such cases, such warrant certificates as so countersigned shall have the full force provided in the warrant certificates and in this Agreement.

Section 15. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Section 15, by all of which the Company and the holders of Class A Warrants and/or Class B Warrants, by their acceptance of warrant certificates evidencing such Class A Warrants or Class B Warrants, as the case may be, shall be bound.

     (a) The statements of fact and recitals contained herein and in the Class A Warrant Certificates and Class B Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Class A Warrants, Class B Warrants, Class A Warrant Certificates or Class B Warrant Certificates, except as expressly provided in this Agreement.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Class A Warrant Certificates or Class B Warrant Certificates to be complied with by the Company.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Class A Warrant or Class B Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Class A Warrant or Class B Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

     (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

     (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Class A Warrants or Class B Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Class A Warrants or Class B Warrants may be enforced by the Warrant Agent without the possession of any of the Class A Warrant Certificates or Class B Warrant Certificates or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Class A Warrants and Class B Warrants, as their respective rights and interests may appear.

     (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Class A Warrants and/or Class B Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing contained in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions of this Agreement.

     (i) The Warrant Agent may execute and exercise any of the rights or powers vested in it or perform any duty under this Agreement either itself or by or through the Warrant Agent's attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

     (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chief Executive Officer, President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to registered holders of the Class A Warrants and Class B Warrants notice by mailing such notice to the registered holders at their addresses appearing on the warrant registers, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the registered holders of the Class A Warrants and Class B Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after the Company has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Class A Warrant or Class B Warrant (who shall, with such notice, submit the holder's Class A Warrant Certificate or Class B Warrant Certificate, as the case may be, for inspection by the Company), then the registered holder of any Class A Warrant or Class B Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under Nevada, New York or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if the successor Warrant Agent had been originally named as Warrant Agent under this Agreement without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Class A Warrant Certificates and Class B Warrant Certificates, records and property at the time held by the former Warrant Agent, pursuant to this Agreement, and execute and deliver any further assurance or conveyance necessary for such purpose. Failure to file or mail any notice provided for in this Section 16, however, or any defect in such notice, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 17. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other securities of the Company issuable upon the exercise of Class A Warrants or Class B Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

Section 18. Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if
(a) delivered by hand against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested addressed, as follows:

      If to the Company, to:       Crest View Inc.
                                   1700 West Horizon Ridge Parkway - Suite 202
                                   Henderson, Nevada 89012
                                   Attention:  President

      with a copy to:              Snow Becker Krauss P.C.
                                   605 Third Avenue
                                   New York, New York 10158-0125
                                   Attention: Elliot H. Lutzker, Esq.

      if to the Warrant Agent, to: Pacific Stock Transfer Company
                                   500 East Warm Springs Road - Suite 240
                                   Las Vegas, Nevada  89119
                                   Attention:  President

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 18, to the other party to this Agreement. Each such request, demand, notice or other communication shall be deemed given (x) on the date of delivery by hand, (y) on the first business day following the date of delivery to an overnight courier or
(z) three business days following mailing by registered or certified mail.

Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising under this Agreement which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Class A Warrants and Class B Warrants and which shall not adversely affect the interest of the holders of the Class A Warrants and Class B Warrants.

Section 20. Nevada Contract. This Agreement and each Class A Warrant and Class B Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and shall be construed in accordance with the laws of Nevada applicable to agreements to be performed wholly within Nevada.

Section 21. Benefits of this Agreement. Nothing contained in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Class A Warrants and Class B Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and such registered holders.

Section 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                     Crest View Inc.


                                     By:
                                         ---------------------------------------
                                             John C. Francis, Vice President


                                     Pacific Stock Transfer Company


                                     By:
                                         ---------------------------------------
                                              Shelley Godfrey, President